SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2015

FLASR INC.
(Exact name of Company as specified in Charter)

Nevada	0-55270	46-2681687
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1075 Peachtree Street NE, Suite 3650

Atlanta, Georgia 30309

(Address of Principal Executive Offices)

(409)-965-3761

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On August 17, 2015, Flasr Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Premier Venture Partners, LLC (the “Investor”), pursuant to which the Company has agreed to sell and issue shares of its common stock, par value $0.001 per share (the “Common Stock”), to the Investor in an aggregate amount of up to $3 million. Pursuant to the terms of the Purchase Agreement, during a 36-month period beginning the first trading day following the date upon which the Securities and Exchange Commission (the “SEC”) declares effective a registration statement covering the resale of the Common Stock to be sold under the Purchase Agreement, the Company may periodically deliver notices requiring the Investor to purchase shares of the Common Stock (each a “Put Notice”). The number of shares subject to each Put Notice must be at least $10,000 worth of the shares and may not exceed four hundred percent (400%) of the average daily trading volume of the Common Stock for the five trading days prior to the date such Put Notice is received by the Investor. The purchase price for the shares of Common Stock under each Put Notice will be ninety percent (90%) of the lowest closing price of the Common Stock during the 10-trading day period following the date upon which the shares of Common Stock subject to such Put Notice are electronically deposited in the Investor’s trading account.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the provisions of the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Commitment Fee and Promissory Note

Pursuant to the Purchase Agreement, the Company agreed to pay the Investor a commitment fee comprised of 473,784 shares of Common Stock (the “Commitment Shares”) and an unsecured Convertible Promissory Note, dated August 17, 2015, in the principal amount of $75,000 (the “Note”). The Note matures on February 6, 2016, and accrues interest at an annual rate of 5% on the aggregate unconverted and outstanding principal amount. The Company may prepay the Note in whole or in part at any time.

The Note may be converted into shares of Common Stock at the sole option of the Purchaser at any time and from time to time prior to the Maturity Date, subject to certain limitations; provided, however, that the Note may not be converted into shares of Common Stock so long as the Company has an effective registration statement on file with the SEC covering shares of Common Stock to be sold to the Investor. The conversion price of the Note is equal to 70% of the lowest daily volume weighted average price of the Common Stock during the 10 trading days prior to the date of the Investor’s notice of conversion.

The foregoing description of the Note is qualified in its entirety by reference to the provisions of the Note filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated by reference herein.

The transactions described in this Current Report on Form 8-K are described collectively as the “Financing.” The Financing was approved by the Company’s Board of Directors.

Registration Rights Agreement

The shares of Common Stock subject to the Purchase Agreement, the Commitment Shares and the shares of Common Stock underlying the Note have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with Financing, however, the Company has entered into a Registration Rights Agreement, dated as of August 17, 2015 (the “Rights Agreement”), with the Investor.

The foregoing description of the Rights Agreement is qualified in its entirety by reference to the provisions of the Rights Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated by reference herein.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed with respect to the Financing in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Common Stock under the Purchase Agreement, the issuance of the Commitment Shares, the issuance of the Note, and the issuance of shares of Common Stock upon conversion of the Note, have been determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investor has represented that it is an accredited investor, as that term is defined in Regulation D, and that it is acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03 Material Modification of Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Equity Purchase Agreement, dated as of August 17, 2015.

10.2	Convertible Promissory Note, dated August 17, 2015.

10.3	Registration Rights Agreement, dated as of August 17, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FLASR INC.

Dated: August 20, 2015	By:	/s/ Everett Dickson
	Name:	Everett Dickson
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Equity Purchase Agreement, dated as of August 17, 2015.

10.2	Convertible Promissory Note, dated August 17, 2015.

10.3	Registration Rights Agreement, dated as of August 17, 2015.

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